OMB APPROVAL

OMB Number: 3235-0060

Expires: April 30, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008 (October 31, 2008)

CADISCOR RESOURCES INC

 (Exact name of small business issuer as specified in its charter)

Québec, Canada	0-52252	N/A
State or other jurisdiction of incorporation	Commission File Number	(IRS Employer Identification No)

1570 Ampère Street, Suite 502, Boucherville, Québec, Canada J4B 7L4 (450) 449-0066
(Address and telephone number of registrant's principal executive offices and principal place of business

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-1 2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b» [ 1 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

DOCUMENTS INCORPORATED BY REFERENCE

Form 10KSB/A for the fiscal year ended December 31, 2007, Item 2 Properties: Sleeping Giant Mine, at pages 19 and 20.

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

(a)

(1) Summary information

On October 31, 2008, the Amended Purchase Agreement of the Sleeping Giant Mine and related facilities, mining claims and equipment between IAMGOLD Québec-Management Inc., a wholly owned subsidiary of IAMGOLD CORPORATION (“IAMGOLD”) and Cadiscor Resources Inc. (“Cadiscor”), parties dealing at arms length, has been concluded.

(2)

The terms and conditions of the Amended Purchase Agreement are as follows:

The original Option to purchase agreement concluded on December 11, 2007 between (“IAMGOLD”) and Cadiscor of which the terms and conditions had been described in details in Form 10KSB/A for the fiscal year ended December 31, 2007 in Item 2 Properties: Sleeping Giant Mine, at pages 19 and 20, had anticipated that  Cadiscor was to take possession as of April 1, 2009 of the Sleeping Giant Mine, related facilities, mining claims and equipment ( the “Mine”) located in the Abitibi Region in the Province of Québec in Canada.

Pursuant to this original agreement, on December 11, 2007, Cadiscor made a cash payment of CA$300,000 and issued 600,000 common shares and 1,000,000 warrants to IAMGOLD. Each warrant entitles the holder to purchase one common share of Cadiscor for $1.00 up until April 1, 2009. Upon taking possession of the Mine in April 2009, Cadiscor was to pay IAMGOLD an amount of CA$5,000,000 either in cash or in common shares, at Cadiscor’s sole discretion.

The amended option to purchase agreement dated September 22, 2008 called for Cadiscor to issue to IAMGOLD, the payment of CA$1.5 million in common shares priced at CA$0.35 per share. The CA$3.5 million balance was to be paid by the issuance of an unsecured convertible debenture bearing interest at 5%. Interest was to be paid annually, in advance. The three-year debenture would be convertible by IAMGOLD into Cadiscor shares at a conversion price of CA$0.47 per share the first year, CA$0.51 per share the second year and CA$0.56 per share the third year and Cadiscor was to take possession of the Mine as of October 31, 2008 instead of April 1, 2009.

On October 31, 2008, Cadiscor completed the acquisition of a 100% interest in the Mine property from IAMGOLD. On that date Cadiscor paid IAMGOLD an amount of CAN $5M through the issuance of 4,285,715 common shares at CA$0.35 per share for a total of CA$1.5 million and a CA$3.5 million unsecured convertible debenture bearing interest at 5%. The interest will be paid yearly, in advance. This three-year debenture is convertible by IAMGOLD into Cadiscor shares at a conversion price of CA$0.47 per share the first year, CA$0.51 per share the second year and CA$0.56 per share the third year, Cadiscor may buy back the debenture for cash at any time. Cadiscor can force conversion should the shares trade at a price that is at least 15% higher than the appropriate annual conversion price premium for a twenty-day trading period. The 1,000,000 warrants issued to IAMGOLD on December 11, 2007 have been modified so that the exercise price has become $0.70 per share and the expiry date has been postponed to December 31, 2010.

The other terms of this Amended Sale and Purchase Agreement can be described as follows:

•

After acquiring the Mine and after Cadiscor has milled, at the Mine milling facilities, a total of 300,000 tonnes of ore from any source, Cadiscor will pay to IAMGOLD an amount of $1,000,000, payable at Cadiscor’s sole discretion, either in cash or by the issuance of the relevant number of common shares of Cadiscor at a price equivalent to the volume-weighted average price of the previous 20 trading days, less a discount of 5%.

•

After the acquisition of the Mine, Cadiscor will commit to grant to IAMGOLD the following royalties: (a) a 1.0 % NSR royalty on future gold production from the Mine property, with Cadiscor having the right to buy back such royalty for an amount of $1,000,000 at any time; and (b) a 1.5% NSR royalty on any future base metal production from the Mine property, it being understood that such royalty will only be granted if there exists more than 5,000,000 tonnes of Measured and Indicated resources on the property, as established by a Canadian Regulation 43-101 compliant resource estimate.

•

All issuances and potential issuances of Cadiscor shares under the deal are subject to the approval of the TSX Venture Exchange.

This acquisition of the Mine property and equipment represents more than 15 percent of the fixed assets of Cadiscor as of October 31, 2008 pursuant to Item 601(b)(10)(ii)(C ) of Regulation SK.

No form of general solicitation or general advertising, as such term is defined under the U.S. Securities Act (including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or any seminar or meeting whose attendees had been invited by general solicitation or general advertising), was used by Cadiscor or to the best of its knowledge, any other person acting on behalf of Cadiscor or, in respect of or in connection with the transaction with IAMGOLD for the purchase of the Mine property and equipment and the issuance of Cadiscor’ shares, in the United States or elsewhere or to citizens or residents of the United States or elsewhere.

Neither Cadiscor nor any person authorized to act on its behalf has publicly offered for sale any common share or solicited any offers to buy any common shares in violation of Section 5 of the U.S. Securities Act or Canadian or other securities laws. The transactions were exempt from the registration requirements of the U.S. Securities Act and all other applicable securities laws, including Canadian securities laws pursuant to Article 2.13 (2) of Regulation 45-106 respecting prospectus and registration exemptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADISCOR RESOURCES INC.

_____________________________________

 (Registrant)

Date: November 5, 2008

// (signed) Michel Bouchard

_____________________________________

(Signature) Michel Bouchard, President and CEO